EXHIBIT 3.1

                        STATEMENT OF UNANIMOUS CONSENT
               (IN LIEU OF A SPECIAL MEETING OF THE DIRECTORS)
                                      OF
                        CLUB CORPORATION INTERNATIONAL


We, the undersigned, being all of the Directors of Club Corporation International, a corporation organized and existing under the laws of the State of Nevada (hereinafter called the "Corporation"), do hereby consent and declare that when we, as all of the members of the Board of Directors, shall have signed this Statement of Unanimous Consent, or an exact counterpart hereof, the following resolution shall be deemed to be adopted to the same extent and to have the same force and effect as if adopted at a regular or special meeting of the Directors of the Corporation for the purpose of acting on the proposal to adopt such resolution:

RESOLUTION:  AUTHORIZATION TO AMEND BYLAWS

WHEREAS, Section 2.6 of Article 2 of the Bylaws of the Corporation provides that the annual meeting of the shareholders shall be on the first Monday in April of each year; and

WHEREAS, Article 7 of the Bylaws of the Corporation provides that the Bylaws may be amended by the Directors of the Corporation; and

WHEREAS, the undersigned deem it to be in the best interest of the Corporation to amend the Bylaws so that the annual meeting date of the shareholders shall be the second Tuesday in May of each year.

NOW, THEREFORE, BE IT RESOLVED, that Section 2.6 of Article 2 of the Bylaws of the Corporation is hereby amended to read as follows:

"Section 2.6.  Stockholder Meetings.  Time and Place.
The annual meeting shall be held at the principal office of the corporation in the state of Texas or at such other place within or without the state of Texas as may be determined by the Board of Directors and designated in notice of such meeting. The meeting shall be held on the second Tuesday in May of each year, or at any other date and at the time fixed, from time to time, by the directors. A special meeting shall be held on the date and at the time fixed by the directors.



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IN  WITNESS  WHEREOF,  we,  the undersigned, being all of the Directors of the
Corporation, do hereby adopt this Statement of Unanimous Consent in lieu of a special meeting of the Directors on February 20, 1996.

                                        /s/ Nancy M. Dedman
                                        Nancy M. Dedman
                                        Director

                                        /s/ Robert H. Dedman
                                        Robert H. Dedman
                                        Director

                                        /s/ Robert H. Dedman, Jr.
                                        Robert H. Dedman, Jr.
                                        Director

                                        /s/ Patricia Dedman-Dietz
                                        Patricia Dedman-Dietz
                                        Director

                                        /s/ Jerry W. Dickenson
                                        Jerry W. Dickenson
                                        Director

                                        /s/ Mark Dietz
                                        Mark Dietz
                                        Director

                                        /s/ John H. Gray
                                        John H. Gray
                                        Director

                                        /s/ James M. Hinckley
                                        James M. Hinckley
                                        Director

                                        /s/ Robert H. Johnson
                                        Robert H. Johnson
                                        Director

                                        /s/ James E. Maser
                                        James E. Maser
                                        Vice-Chairman of the Board


                                        /s/ Richard S. Poole
                                        Richard S. Poole
                                        Director

                                        /s/ James P. McCoy, Jr.
                                        James P. McCoy, Jr.
                                        Director

                                        /s/ Terry A. Taylor
                                        Terry A. Taylor
                                        Director

                                        /s/ Randy L. Williams
                                        Randy L. Williams
                                        Director

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